Exhibit 16

POWER OF ATTORNEY

The undersigned Directors and Officers of Dryden National Municipals Fund, Inc. hereby constitute, appoint and authorize each of Claudia DiGiacomo, Deborah A. Docs, Katherine P. Feld, Kathryn C. Quirk, John P. Schwartz, Andrew R. French, and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the following reorganization and to file the same, with all exhibits thereto, with the Securities and Exchange Commission:

Insured Series of Dryden Municipal Bond Fund – Dryden National Municipals Fund, Inc.

Signature	Title

/s/ Kevin J. Bannon	Director
Kevin J. Bannon

/s/ Linda W. Bynoe	Director
Linda W. Bynoe

/s/ David E. A. Carson	Director
David E. A. Carson

Director and Vice President
Robert F. Gunia

/s/ Michael S. Hyland	Director
Michael S. Hyland

Director
Robert E. La Blanc

/s/ Douglas H. McCorkindale	Director
Douglas H. McCorkindale

Director
Stephen P. Munn

/s/ Richard A. Redeker	Director
Richard A. Redeker

/s/ Judy A. Rice	Director and President
Judy A. Rice

/s/ Robin B. Smith	Director
Robin B. Smith

Director
Stephen G. Stoneburn

/s/ Grace C. Torres	Treasurer (Principal Financial
Grace C. Torres	and Accounting Officer)

Dated: November 6, 2008